PRICEWATERHOUSECOOPERS [LOGO]
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                                                  PRICEWATERHOUSECOOPERS
                                                  89 Sandyford Road
                                                  Newcastle upon Tyne NE99 1PL
                                                  Telephone +44 (0) 191 232 8493
                                                  Facsimile +44 (0) 191 261 9490

The Board of Directors
Granite Mortgages 02-2 plc
Fifth Floor
100 Wood Street
London
EC2V 7EX

The Board of Directors
Granite Finance Trustees Limited
22 Grenville Street
St. Helier
Jersey
JE4 8PX
Channel Islands

The Board of Directors
Granite Finance Funding Limited
35 Bridge Street
4th Floor
Blackfriars
London
EC4V 6BW


12 September 2002


Dear Sirs

CONSENT OF INDEPENDENT ACCOUNTANTS WITH RESPECT TO THE PROSPECTUS OF GRANITE MORTGAGES 02-2 PLC DATED 12 SEPTEMBER 2002 (the "Registration Statement").

We hereby consent to the use in this Registration Statement on Form S-11 of our reports dated 12 September 2002 relating to the financial statements of Granite Mortgages 02-2 plc and Granite Finance Funding Limited, respectively, which appear in the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Yours faithfully

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers




PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6RH. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.